Exhibit 99.1

Praxair Reports Third-Quarter 2013 Results

  Sales of $3.0 billion, 9% above prior-year quarter
  EPS $1.49; adjusted EPS of $1.51, up 9% versus prior year*
  Record operating cash flow of $0.9 billion; capex of $0.5 billion
  Started hydrogen supply to Valero Saint Charles (135mm scfd capacity)
  Full-year 2013 adjusted EPS guidance of $5.90 to $5.95*
  Fourth-quarter EPS guidance of $1.52 to $1.57, up 10% to 14% above prior year

DANBURY, Conn.--(BUSINESS WIRE)--October 30, 2013--Praxair, Inc. (NYSE:PX) reported third-quarter net income and diluted earnings per share of $445 million and $1.49, respectively. These results include the impact of a pension settlement charge of $9 million pre-tax, or 2 cents of diluted earnings per share. Excluding this item, adjusted net income and diluted earnings per share were $451 million and $1.51, 8% and 9% above the prior-year quarter, respectively.*

Sales in the third quarter were $3,013 million, 9% above the prior-year quarter. Organic sales increased 7% with growth across all geographic segments. On-site sales in North America and Asia had strong growth, driven by new project start-ups, including refinery hydrogen supply. South American organic sales reflect higher price and growth including the metals, manufacturing and healthcare end markets. Acquisitions in North America and Europe contributed 3% growth in the quarter. Sales were steady sequentially from the second quarter due primarily to higher volumes from new project start-ups offset by weaker currency translation.

Reported operating profit in the third quarter was $670 million. Adjusted operating profit was $679 million, up 9% compared to the prior-year quarter. The increase was driven by higher overall volumes, higher pricing and acquisitions, partially offset by negative currency translation effects. Adjusted operating profit as a percentage of sales was 22.5%.*

The company generated record cash flow from operations in the quarter of $904 million. Operating cash flow funded $516 million of capital expenditures, primarily for new production plants under long-term contracts with customers. The company paid dividends of $176 million and repurchased $81 million of stock, net of issuances. The debt-to-capital ratio was 56.4% and debt-to-adjusted EBITDA was 2.2x. The after-tax return on capital and return on equity for the quarter were 12.8% and 28.4%, respectively.*

Commenting on the financial results and business outlook, Chairman, President and Chief Executive Officer Steve Angel said, “On-site project start-ups in Asia and North America, including refinery hydrogen supply, drove solid volume growth in the quarter. We are beginning to reap the benefits of capital projects contracted after the recession, but just coming on stream now. In addition, the results of our relentless approach to operational excellence and contract management are reflected in the quarter’s record operating cash flow and continued strong industry-leading operating margin.

We are cautious about volume growth in our base business in the fourth quarter as we do not expect much growth, if any, in industrial production in North America and Europe. Brazil is stabilizing and growth in China and the rest of Asia continues to be solid.”

For the fourth quarter of 2013, Praxair expects diluted earnings per share in the range of $1.52 to $1.57. For the full year of 2013, the company expects diluted earnings per share to be in the range of $5.80 to $5.85 and adjusted diluted earnings per share to be in the range of $5.90 to $5.95. Praxair expects full-year sales in the area of $12 billion. Full-year capital expenditures are expected to be about $1.9 billion, and the adjusted effective tax rate is forecasted to remain at about 28%.*

Following is additional detail on third-quarter 2013 results by segment.

In North America, third-quarter sales were $1,588 million up 14% from the prior-year quarter. Organic sales growth of 7% was driven by strong growth to the energy end market, primarily driven by hydrogen project start-ups for refinery customers. The acquisitions of NuCO2 and packaged gas distributors contributed 6% growth. Operating profit of $406 million grew 9% from the prior year primarily due to higher volumes from project start-ups, acquisitions and higher price.

In Europe, third-quarter sales were $386 million, 10% above the prior-year quarter. Acquisitions of Dominion Technology Gases and Volgograd Oxygen Factory contributed 5% growth. Underlying sales, excluding currency translation and cost pass-through, were up 1% versus the prior-year quarter due to higher pricing and project start-ups offset by lower base volumes, primarily in Southern Europe. Operating profit of $64 million, increased 7%, compared to the prior-year quarter, due to price attainment, acquisitions, currency and productivity savings.

In South America, third-quarter sales were $494 million, 4% below the prior-year quarter. Underlying sales, excluding negative currency translation, grew 6% with solid growth in the metals, manufacturing and healthcare end markets. Operating profit was $115 million, up 3% versus the prior-year period, due to higher price and higher volumes.

Sales in Asia were $385 million in the quarter, up 8% from the prior-year quarter, driven by higher on-site sales in China, Korea and India, including new plant start-ups. Sales growth came primarily from metals, chemicals and energy customers. Operating profit was $67 million.

Praxair Surface Technologies had third-quarter sales of $160 million, 2% above the prior-year quarter. Sales grew 1%, excluding positive currency impact, as favorable pricing offset weaker volumes of military aviation coatings. Operating profit of $27 million grew 8% from the prior-year period due to productivity savings, lower costs from previous restructuring actions, and higher pricing.

About Praxair

Praxair, Inc., a Fortune 250 company with 2012 sales of $11 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. Non-GAAP adjustments for 2013 relate to the impact of the first-quarter Venezuela currency devaluation charge and third-quarter pension settlement charge. Non-GAAP adjustments for 2012 relate to third-quarter cost reduction charges, a pension settlement charge and an income tax benefit.

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference on Praxair’s third-quarter results is being held this morning, October 30, at 11:00 am Eastern Time. The number is (617) 399-3481 -- Passcode: 67079324. The call also is available as a web-cast at www.praxair.com/investors. Materials to be used in the teleconference are also available at www.praxair.com/investors.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(Millions of dollars, except per share amounts)

	Operating Profit		Income Taxes		Net Income - Praxair, Inc.		Diluted EPS
	2013	2012	2013	2012	2013	2012	2013	2012

Quarter Ended September 30,
Reported GAAP amounts	$670	$558	$175	$90	$445	$430	$1.49	$1.43
Non-GAAP adjustments:
Pension settlement charge (a)	9	9	3	3	6	6	0.02	0.02
Cost reduction program (b)	-	56	-	16	-	38	-	0.12
Income tax benefit (d)	-	-	-	55	-	(55)	-	(0.18)
Total adjustments	9	65	3	74	6	(11)	0.02	(0.04)
Adjusted amounts	$679	$623	$178	$164	$451	$419	$1.51	$1.39

Year To Date September 30,
Reported GAAP amounts	$1,935	$1,821	$513	$424	$1,281	$1,278	$4.28	$4.23
Non-GAAP adjustments:
Pension settlement charge (a)	9	9	3	3	6	6	0.02	0.02
Cost reduction programs (b)	-	56	-	16	-	38	-	0.12
Venezuela currency devaluation (c)	23	-	-	-	23	-	0.08
Income tax benefit (d)	-	-	-	55	-	(55)	-	(0.18)
Total adjustments	32	65	3	74	29	(11)	0.10	(0.04)
Adjusted amounts	$1,967	$1,886	$516	$498	$1,310	$1,267	$4.38	$4.19
(a) Pension settlement charges were recorded in the 2013 and 2012 third quarters related to lump sum benefit payments made from the U.S. supplemental pension plan to a number of recently retired senior managers.
(b) Charges in 2012 third quarter related to severance and business restructuring actions primarily in Europe within the industrial gases and surface technologies businesses.
(c) Charge in the first quarter of 2013 related to the Venezuela currency devaluation.
(d) Income tax benefit in 2012 third quarter related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2013	2012	2013	2012

SALES	$3,013	$2,774	$8,915	$8,425
Cost of sales	1,697	1,595	5,045	4,813
Selling, general and administrative	336	306	1,017	951
Depreciation and amortization	281	248	822	747
Research and development	24	24	72	73
Venezuela currency devaluation and other charges (a)	9	65	32	65
Other income (expense) - net	4	22	8	45
OPERATING PROFIT	670	558	1,935	1,821
Interest expense - net	41	36	122	106
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	629	522	1,813	1,715
Income taxes (a)	175	90	513	424
INCOME BEFORE EQUITY INVESTMENTS	454	432	1,300	1,291
Income from equity investments	8	8	29	25
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	462	440	1,329	1,316
Less: noncontrolling interests	(17)	(10)	(48)	(38)
NET INCOME - PRAXAIR, INC.	$445	$430	$1,281	$1,278

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.51	$1.44	$4.33	$4.28

Diluted earnings per share	$1.49	$1.43	$4.28	$4.23

Cash dividends	$0.60	$0.55	$1.80	$1.65

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	295,124	298,416	295,799	298,793
Diluted shares outstanding (000's)	298,357	301,731	299,077	302,352

(a)	The 2013 year to date period includes: (i) a charge of $23 million ($23 million after-tax, or $0.08 per diluted share) related to the Venezuela currency devaluation recorded in the first quarter; and (ii) a charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement recorded in the third quarter. The 2012 year to date and quarter to date periods includes: (i) a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business. See appendix for non-GAAP measures which exclude the impact of this charge.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$134	$157
Accounts receivable - net	1,957	1,834
Inventories	519	476
Prepaid and other current assets	367	325
TOTAL CURRENT ASSETS	2,977	2,792

Property, plant and equipment - net	12,099	11,453
Goodwill	3,189	2,507
Other intangibles - net	613	173
Other long-term assets	1,184	1,165
TOTAL ASSETS	$20,062	$18,090
LIABILITIES AND EQUITY
Accounts payable	$900	$928
Short-term debt	1,135	638
Current portion of long-term debt	8	39
Other current liabilities	886	874
TOTAL CURRENT LIABILITIES	2,929	2,479
Long-term debt	7,883	6,685
Other long-term liabilities	2,385	2,253
TOTAL LIABILITIES	13,197	11,417

REDEEMABLE NONCONTROLLING INTERESTS	290	252

EQUITY
Praxair, Inc. shareholders' equity	6,210	6,064
Noncontrolling interests	365	357
TOTAL EQUITY	6,575	6,421
TOTAL LIABILITIES AND EQUITY	$20,062	$18,090

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2013	2012	2013	2012
OPERATIONS
Net income - Praxair, Inc.	$445	$430	$1,281	$1,278
Noncontrolling interests	17	10	48	38
Net income (including noncontrolling interests)	462	440	1,329	1,316

Adjustments to reconcile net income to net cash provided
by operating activities:
Venezuela currency devaluation and other charges	-	52	23	52
Depreciation and amortization	281	248	822	747
Accounts receivable	25	(60)	(139)	(107)
Inventory	(36)	(16)	(63)	(30)
Payables and accruals	24	43	18	(75)
Pension contributions	(5)	(3)	(48)	(112)
Deferred income taxes and other	153	42	11	82
Net cash provided by operating activities	904	746	1,953	1,873

INVESTING
Capital expenditures	(516)	(547)	(1,504)	(1,594)
Acquisitions, net of cash acquired	(42)	(58)	(1,311)	(109)
Divestitures and asset sales	27	6	65	77
Net cash used for investing activities	(531)	(599)	(2,750)	(1,626)

FINANCING
Debt increase (decrease) - net	(85)	131	1,670	583
Issuances of common stock	32	19	108	126
Purchases of common stock	(113)	(125)	(458)	(438)
Cash dividends - Praxair, Inc. shareholders	(176)	(164)	(531)	(492)
Excess tax benefit on stock option exercises	7	6	31	50
Noncontrolling interest transactions and other	(7)	(14)	(24)	(55)
Net cash provided by (used for) financing activities	(342)	(147)	796	(226)

Effect of exchange rate changes on cash and cash equivalents	1	4	(22)	(3)

Change in cash and cash equivalents	32	4	(23)	18
Cash and cash equivalents, beginning-of-period	102	104	157	90

Cash and cash equivalents, end-of-period	$134	$108	$134	$108

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2013	2012	2013	2012
SALES
North America	$1,588	$1,391	$4,597	$4,182
Europe	386	352	1,138	1,111
South America	494	516	1,561	1,598
Asia	385	358	1,131	1,040
Surface Technologies	160	157	488	494
Total sales	$3,013	$2,774	$8,915	$8,425

OPERATING PROFIT
North America	$406	$374	$1,145	$1,098
Europe	64	60	195	196
South America	115	112	352	337
Asia	67	52	191	177
Surface Technologies	27	25	84	78
Segment operating profit	679	623	1,967	1,886
Venezuela currency devaluation and other charges	(9)	(65)	(32)	(65)
Total operating profit	$670	$558	$1,935	$1,821

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2013			2012
	Q3 (b)	Q2	Q1 (b)	Q4	Q3 (b)	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$3,013	$3,014	$2,888	$2,799	$2,774	$2,811	$2,840
Cost of sales	1,697	1,710	1,638	1,583	1,595	1,602	1,616
Selling, general and administrative	336	344	337	319	306	310	335
Depreciation and amortization	281	275	266	254	248	247	252
Research and development	24	24	24	25	24	25	24
Venezuela currency devaluation and other charges	9	-	23	-	65	-	-
Other income (expenses) - net	4	4	-	(2)	22	9	14
Operating profit	670	665	600	616	558	636	627
Interest expense - net	41	41	40	35	36	33	37
Income taxes	175	174	164	162	90	169	165
Income from equity investments	8	11	10	9	8	10	7
Net income (including noncontrolling interests)	462	461	406	428	440	444	432
Less: noncontrolling interests	(17)	(16)	(15)	(14)	(10)	(15)	(13)
Net income - Praxair, Inc.	$445	$445	$391	$414	$430	$429	$419

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.49	$1.49	$1.30	$1.38	$1.43	$1.42	$1.38
Cash dividends per share	$0.60	$0.60	$0.60	$0.55	$0.55	$0.55	$0.55
Diluted weighted average shares outstanding (000's)	298,357	298,654	299,700	300,224	301,731	302,492	302,876

FROM THE BALANCE SHEET
Net debt (a)	$8,892	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749
Capital (a)	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248
Debt-to-capital ratio (a)	56.4%	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$904	$577	$472	$879	$746	$725	$402
Capital expenditures	516	522	466	586	547	564	483
Acquisitions	42	171	1,098	171	58	39	12
Cash dividends	176	177	178	163	164	164	164

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.8%	13.0%	13.3%	13.9%	14.2%	14.5%	14.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.4%	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$968	$951	$899	$879	$879	$893	$886
Debt-to-adjusted EBITDA ratio (a)	2.2	2.1	2.1	1.9	1.9	1.8	1.8
Number of employees	27,794	27,878	27,380	26,539	26,215	26,353	26,259

SEGMENT DATA
SALES
North America	$1,588	$1,552	$1,457	$1,416	$1,391	$1,393	$1,398
Europe	386	382	370	363	352	382	377
South America	494	536	531	484	516	520	562
Asia	385	379	367	374	358	348	334
Surface Technologies	160	165	163	162	157	168	169
Total sales	$3,013	$3,014	$2,888	$2,799	$2,774	$2,811	$2,840
OPERATING PROFIT
North America	$406	$381	$358	$367	$374	$363	$361
Europe	64	69	62	60	60	68	68
South America	115	123	114	92	112	110	115
Asia	67	61	63	69	52	68	57
Surface Technologies	27	31	26	28	25	27	26
Segment operating profit	679	665	623	616	623	636	627
Venezuela currency devaluation and other charges	(9)	-	(23)	-	(65)	-	-
Total operating profit	$670	$665	$600	$616	$558	$636	$627

(a)	Non-GAAP measure, see Appendix.

(b)	The third quarter 2013 includes a charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement. The first quarter 2013 includes a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. The third quarter 2012 includes: (i) a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2013 third quarter pension settlement, and the 2013 first quarter loss on Venezuela currency devaluation; and the 2012 third quarter cost reduction program, pension settlement charge, and an income tax benefit; and the 2011 fourth quarter gain on acquisition and cost reduction program which helps investors understand underlying performance on a comparable basis.

	2013			2012				2011
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,026	$9,106	$8,676	$7,362	$7,136	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838
Less: cash and cash equivalents	(134)	(102)	(113)	(157)	(108)	(104)	(107)	(90)	(125)	(80)	(86)
Net debt	8,892	9,004	8,563	7,205	7,028	6,891	6,749	6,472	6,185	6,039	5,752
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	290	259	255	252	243	232	232	220	-	-	-
Praxair, Inc. shareholders' equity	6,210	5,928	6,169	6,064	6,015	5,615	5,940	5,488	5,753	6,400	6,165
Noncontrolling interests	365	357	357	357	331	279	327	309	368	370	372
Total equity and redeemable noncontrolling interests	6,865	6,544	6,781	6,673	6,589	6,126	6,499	6,017	6,121	6,770	6,537
Capital	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289

Debt-to-capital	56.4%	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$679	$665	$623	$616	$623	$636	$627	$619	$632	$627	$591
Less: adjusted income taxes (a)	(178)	(174)	(164)	(162)	(164)	(169)	(165)	(162)	(166)	(163)	(156)
Less: tax benefit on interest expense	(11)	(11)	(11)	(10)	(10)	(9)	(10)	(11)	(10)	(10)	(10)
Add: income from equity investments	8	11	10	9	8	10	7	7	13	11	9
Adjusted net operating profit after-tax (NOPAT)	$498	$491	$458	$453	$457	$468	$459	$453	$469	$465	$434
4-quarter trailing adjusted NOPAT	$1,900	$1,859	$1,836	$1,837	$1,837	$1,849	$1,846

Ending capital (see above)	$15,757	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289
5-quarter average ending capital	$14,829	$14,281	$13,821	$13,250	$12,935	$12,774	$12,628

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.8%	13.0%	13.3%	13.9%	14.2%	14.5%	14.6%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$451	$445	$414	$414	$419	$429	$419	$414	$429	$425	$398
4-quarter trailing adjusted net income - Praxair, Inc.	$1,724	$1,692	$1,676	$1,681	$1,681	$1,691	$1,687

Ending Praxair, Inc. shareholders' equity	$6,210	$5,928	$6,169	$6,064	$6,015	$5,615	$5,940	$5,488	$5,753	$6,400	$6,165
5-quarter average Praxair shareholders' equity	$6,077	$5,958	$5,961	$5,824	$5,762	$5,839	$5,949

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.4%	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$451	$445	$414	$414	$419	$429	$419	$414	$429	$425	$398

Add: adjusted noncontrolling interests (a)	17	16	15	14	12	15	13	12	14	14	11
Add: interest expense - net	41	41	40	35	36	33	37	38	36	36	35
Add: adjusted income taxes (a)	178	174	164	162	164	169	165	162	166	163	156
Add: depreciation and amortization	281	275	266	254	248	247	252	249	256	254	244
Adjusted EBITDA	$968	$951	$899	$879	$879	$893	$886	$875	$901	$892	$844
4-quarter trailing adjusted EBITDA	$3,697	$3,608	$3,550	$3,537	$3,533	$3,555	$3,554

Ending net debt (see above)	$8,892	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749	$6,472	$6,185	$6,039	$5,752
5-quarter average net debt	$8,138	$7,738	$7,287	$6,869	$6,665	$6,467	$6,239

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.2	2.1	2.1	1.9	1.9	1.8	1.8

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2013.

		Year-to-date September 30,	Third Quarter	First Quarter	Year	Year-to-date September 30,	Third Quarter	Fourth Quarter
		2013	2013	2013	2012	2012	2012	2011
	Adjusted Operating Profit and Operating Profit Margin
	Reported operating profit	$1,935	$670	$600	$2,437	$1,821	$558	$618
	Add: Venezuela currency devaluation	23	-	23	-	-	-	-
	Add: Pension settlement charge	9	9	-	9	9	9	-
	Add: Cost reduction program	-	-	-	56	56	56	40
	Less: Gain on acquisition	-	-	-	-	-	-	(39)
	Total adjustments	32	9	23	65	65	65	1
	Adjusted operating profit	$1,967	$679	$623	$2,502	$1,886	$623	$619

	Reported sales	$8,915	$3,013	$2,888	$11,224	$8,425	$2,774	$2,796
	Adjusted operating profit margin	22.1%	22.5%	21.6%	22.3%	22.4%	22.5%	22.1%

	Adjusted Income Taxes
	Reported income taxes	$513	$175	$164	$586	$424	$90	$156
	Add: Venezuela currency devaluation	-	-	-	-	-	-	-
	Add: Pension settlement charge	3	3	-	3	3	3	-
	Add: Income tax benefit	-	-	-	55	55	55	-
	Add: Cost reduction program	-	-	-	16	16	16	9
	Less: Gain on acquisition	-	-	-	-	-	-	(3)
	Total adjustments	3	3	-	74	74	74	6
	Adjusted income taxes	$516	$178	$164	$660	$498	$164	$162

	Adjusted Effective Tax Rate
	Reported income before income taxes and equity investments	$1,813	$629	$560	$2,296	$1,715	$522	$580
	Add: Venezuela currency devaluation	23	-	23	-	-	-	-
	Add: Pension settlement charge	9	9	-	9	9	9	-
	Add: Cost reduction program	-	-	-	56	56	56	40
	Less: Gain on acquisition	-	-	-	-	-	-	(39)
	Total adjustments	32	9	23	65	65	65	1
	Adjusted income before income taxes and equity investments	$1,845	$638	$583	$2,361	$1,780	$587	$581

	Adjusted income taxes (above)	$516	$178	$164	$660	$498	$164	$162
	Adjusted effective tax rate	28%	28%	28%	28%	28%	28%	28%

	Adjusted Noncontrolling interest
	Reported noncontrolling interest	$48	$17	$15	$52	$38	$10	$11
	Add: Cost reduction program	-	-	-	2	2	2	-
	Add: Gain on acquisition	-	-	-	-	-	-	1
	Total adjustments	-	-	-	2	2	2	1
	Adjusted noncontrolling interest	$48	$17	$15	$54	$40	$12	$12

	Adjusted Net Income - Praxair, Inc.
	Reported net income - Praxair, Inc.	$1,281	$445	$391	$1,692	$1,278	$430	$420
	Add: Venezuela currency devaluation	23	-	23	-	-	-	-
	Add: Pension settlement charge	6	6	-	6	6	6	-
	Less: Income tax benefit	-	-	-	(55)	(55)	(55)	-
	Add: Cost reduction program	-	-	-	38	38	38	31
	Less: Gain on acquisition	-	-	-	-	-	-	(37)
	Total adjustments	29	6	23	(11)	(11)	(11)	(6)
	Adjusted net income - Praxair, Inc.	$1,310	$451	$414	$1,681	$1,267	$419	$414

	Adjusted Diluted EPS
	Reported diluted EPS	$4.28	$1.49	$1.30	$5.61	$4.23	$1.43	$1.38
	Add: Venezuela currency devaluation	0.08	-	0.08	-	-	-	-
	Add: Pension settlement charge	0.02	0.02	-	0.02	0.02	0.02	-
	Less: Income tax benefit	-	-	-	(0.18)	(0.18)	(0.18)	-
	Add: Cost reduction program	-	-	-	0.12	0.12	0.12	0.10
	Less: Gain on acquisition	-	-	-	-	-	-	(0.12)
	Total adjustments	0.10	0.02	0.08	(0.04)	(0.04)	(0.04)	(0.02)
	Adjusted diluted EPS	$4.38	$1.51	$1.38	$5.57	$4.19	$1.39	$1.36

	Percentage Change in Adjusted Full Year 2013 Diluted EPS Guidance
				Full Year 2013
				Low End	High End

	Diluted EPS guidance - GAAP			$5.80	$5.85
	Non-GAAP adjustments:
	Add: Venezuela currency devaluation			0.08	0.08
	Add: Pension settlement			0.02	0.02
	2013 adjusted diluted EPS - Non-GAAP			$5.90	$5.95

	2012 adjusted diluted EPS (see above) - Non-GAAP			$5.57	$5.57

	Percentage change from 2012 adjusted amounts			6%	7%

CONTACT:
Praxair, Inc.
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com
or
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com